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                                                                     EXHIBIT 1.1

                           SEQUOIA HELOC TRUST 2004-1
                            HELOC ASSET-BACKED NOTES

                             UNDERWRITING AGREEMENT

                                                                   June 29, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

         Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Depositor") and an indirect wholly-owned limited purpose subsidiary of Redwood Trust, Inc., a Maryland corporation ("Redwood Trust"), proposes to cause Sequoia HELOC Trust 2004-1 (the "Trust") to issue and sell to you (the "Underwriter") its HELOC Asset-Backed Notes, Series 2004-1 (the "Notes") having the characteristics set forth in the Prospectus Supplement (as defined below), secured by a trust fund, the assets of which will consist primarily of adjustable rate revolving home equity line of credit mortgage loans secured by first or second liens on one- to four-family residential properties (the "Mortgage Loans"). The Mortgage Loans will have the characteristics described in the Prospectus Supplement, subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement.

         The Trust is a statutory trust established under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of June 1, 2004 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Trust

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was formed for the sole purpose of issuing the Notes and two classes of
Certificates (as defined in the Prospectus Supplement). The Notes will be issued pursuant to an indenture, dated as of June 1, 2004 (the "Indenture"), between the Trust and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"). On or about June 29, 2004 (the "Closing Date"), (a) the Seller will assign all of its right, title and interest in the Mortgage Loans to the Depositor pursuant to a mortgage loan purchase and sale agreement, dated as of the Closing Date (the "Mortgage Loan Purchase and Sale Agreement"), between RWT Holdings, Inc., as seller (the "Seller") and the Depositor, as purchaser, and
(b) the Depositor will assign all of its right, title and interest in the Mortgage Loans to the Trust pursuant to a sale and servicing agreement, dated as of June 1, 2004 (the "Sale and Servicing Agreement"), among the Depositor, as depositor, the Seller, Morgan Stanley Dean Witter Credit Corporation, as servicer (the "Servicer"), the Trust and Indenture Trustee. The Trust will simultaneously pledge the Mortgage Loans, together with all principal collections received and interest collections due with respect to the Mortgage Loans, (a) in the case of interest collections, with respect to the principal balance of the Mortgage Loans as of such date, after the close of business on June 1, 2004 (the "Cut-off Date") and (b) in the case of principal collections and interest collections on Additional Balances (as such term is defined in the Prospectus Supplement) created after the Cut-off Date, after the close of business on June 15, 2004 (the "Issue Date"), to the Indenture Trustee pursuant to the Indenture in order to secure payment of the Notes. The Indenture Trustee will concurrently with such assignment, authenticate and deliver the Notes to the Depositor for sale to the Underwriter. In addition, pursuant to various assignment, assumption and recognition agreements (collectively, the "Assignment Agreements"), (i) the Seller will assign its rights under various underlying mortgage loan purchase and servicing agreements relating to the Mortgage Loans entered into by

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the Seller (collectively, the "Underlying Purchase and Servicing Agreements"),
to the Depositor and (ii) the Depositor will, in turn, assign its rights under the Underlying Purchase and Servicing Agreements to the Trust for the benefit of the Noteholders.

         Pursuant to an insurance and indemnity agreement, dated as of June 29, 2004 (the "Insurance Agreement") among the Seller, the Depositor, Ambac Assurance Corporation ("Insurer"), the Indenture Trustee and the Trust, the Insurer will issue a certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Notes. Simultaneously, therewith the Insurer will enter into an indemnification agreement (the "Indemnification Agreement", and together with the Insurance Agreement, the "Insurer Documents") with the Underwriter.

         The Trust Agreement, the Indenture, the Mortgage Loan Purchase and Sale Agreement, the Acknowledgments, the Sale and Servicing Agreement, the Assignment Agreements, the Policy, the Insurer Documents and this Agreement are sometimes referred to herein collectively as the "Transaction Documents." Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

         1. Representations and Warranties. The Seller, the Depositor and Redwood Trust, jointly and severally represent and warrant to, and agree with, the Underwriter that:

                           (i) A registration statement on Form S-3 (File No. 333-115296), including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. As of the Closing Date (as hereinafter defined), no stop order suspending the effectiveness of such registration

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         statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Seller, the Depositor or Redwood Trust, threatened by the Commission. The prospectus in the form in which it will be used in connection with the offering of the Notes is proposed to be supplemented by a prospectus supplement dated the date hereof relating to the Notes and, as so supplemented, to be filed with the Commission pursuant to Rule 424(b) under the Act. (Such registration statement, together with any revision, amendment or supplement, is hereinafter referred to as the "Registration Statement;" such prospectus supplement, as first filed with the Commission, together with any revision, amendment or supplement, is hereinafter referred to as the "Prospectus Supplement;" and such prospectus, in the form in which it will first be filed with the Commission in connection with the offering of such Notes, including the documents incorporated therein as of the time of such filing and as supplemented by the Prospectus Supplement, together with any revision, amendment or supplement, is hereinafter referred to as the "Prospectus"). Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act

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         after the date on which the Registration Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be, deemed to be incorporated therein by reference.

                           (ii)     The Registration Statement and the
         Prospectus, as of the date of the Prospectus Supplement will conform, and the Registration Statement, the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Notes, and the Indenture, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA") and the respective rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the Closing Date. The Registration Statement, at the time it became effective, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the date of the Prospectus Supplement and as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller, the Depositor and Redwood Trust make no representations, warranties or agreements as to the information contained in the Prospectus or any revision or amendment thereof or

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         supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, such information being defined as the "Underwriter Information" in Section 10 hereof.

                           (iii) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the rules and regulations of the Commission thereunder which have not been so filed.

                           (iv) The Notes conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Notes has been duly authorized and on the Closing Date the Notes will have been duly and validly executed, authenticated, issued and delivered in accordance with the Indenture and delivered to the Underwriter for the account of the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits and security afforded by the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms and the terms of the Indenture, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

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                           (v)      This Agreement has been duly authorized,
         executed and delivered by each of the Seller, the Depositor and Redwood Trust and as of the Closing Date, each of the other Transaction Documents to which the Seller, the Depositor or Redwood Trust is a party will have been, duly authorized, executed and delivered by the Seller, the Depositor or Redwood Trust, as applicable, and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, each Transaction Document to which Redwood Trust, the Seller or the Depositor is a party will constitute a legal, valid and binding agreement of the Seller, the Depositor or Redwood Trust, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                           (vi) Each of the Seller, the Depositor and Redwood Trust has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective State of incorporation, and each of the Seller, the Depositor and Redwood Trust is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its respective properties or the nature of its respective activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of Redwood Trust, the Seller or the Depositor; each of Redwood Trust, the Seller and the Depositor holds all material licenses, certificates and permits from all governmental authorities necessary for the

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         conduct of its respective business as described in the Prospectus; and
         each of the Seller, the Depositor and Redwood Trust has the corporate power and authority to own its respective properties and conduct its respective business as described in the Prospectus and to enter into and perform its respective obligations under each Transaction Document to which it is a party.

                           (vii) Neither the issuance, delivery or sale of the Notes, nor the consummation of any other of the transactions contemplated herein, nor the execution and delivery of the Transaction Documents by the Seller, the Depositor or Redwood Trust, as applicable, and compliance with the provisions of the Transaction Documents, does or will conflict with or result in the breach of any material term or provision of the certificate of incorporation or by-laws of the Seller, the Depositor, or Redwood Trust, and none of the Seller, the Depositor or Redwood Trust is in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Seller, the Depositor or Redwood Trust is a party or by which it or its respective properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Seller, the Depositor or Redwood Trust of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Seller, the Depositor or Redwood Trust, or its respective properties, the default in or the breach or violation of which would have a material adverse effect on the Depositor, Redwood Trust, the Trust or the Notes or on the ability of the Seller, the Depositor or Redwood Trust to perform its respective obligations under the Transaction

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         Documents to which it is a party; and neither the delivery of the
         Notes, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Transaction Documents will result in such a breach, violation or default which would have such a material adverse effect.

                           (viii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Seller, the Depositor or Redwood Trust of the transactions contemplated by the Transaction Documents to which it is a party (other than as required under "blue sky" or state securities laws, as to which no representations and warranties are made by the Seller, the Depositor or Redwood Trust), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans (as defined in the Prospectus Supplement) to the Trust (to the extent such recordations are required pursuant to the Sale and Servicing Agreement) that have not yet been completed.

                           (ix) There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which the Seller, the Depositor or Redwood Trust is a party, or to the best knowledge of the Seller, the Depositor or Redwood Trust, threatened against the Seller, the Depositor or Redwood Trust, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of the Seller, the Depositor or Redwood Trust or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

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                           (x)      At the time of execution and delivery of the
         Mortgage Loan Purchase and Sale Agreement between the Seller and the Depositor, the Seller will own the Mortgage Loans being sold to the Depositor pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), except to the extent permitted by the Mortgage Loan Purchase and Sale Agreement, and will not have assigned to any person other than the Depositor any of its right, title or interest in the Mortgage Loans.

                           (xi) Immediately prior to the assignment of the Mortgage Loans by the Depositor to the Trust as contemplated by the Sale and Servicing Agreement, the Depositor (i) will have good title to and was the sole owner of, each such Mortgage Loan free and clear of any Lien, (ii) will not have assigned to any Person any of its rights, title or interest in and to such Mortgage Loans or in the Sale and Servicing Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Trust, and upon execution and delivery of the Sale and Servicing Agreement by the Trustee, the Trust will have acquired all of the Depositor's rights, title and interest in and to such Mortgage Loans.

                           (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Notes have been or will be paid by the Seller, the Depositor or Redwood Trust at or prior to the Closing Date, except for fees for recording assignments of the Mortgage Loans to the Trust pursuant to the Sale and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of Redwood Trust.

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                           (xiii)   The representations and warranties made by
         the Depositor in the Indenture will be true and correct at the time made and at the Closing Date.

                           (xiv) At the Closing Date, the execution and delivery of the Indenture by the Trust will have been duly authorized by the Depositor and upon due execution and delivery thereof by the parties thereto the Indenture will constitute a legal, valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity.

                           (xv) As of the Closing Date, the Trust will have assigned, pledged and delivered to the Indenture Trustee under the Indenture all of its right, title and interest in and to, among other things, the Mortgage Loans and cash and/or other assets, if any, in the amount set forth in the Indenture.

                           (xvi) The Mortgage Loans conform in all material respects to the description thereof contained in the Prospectus Supplement.

                           (xvii) Neither the Depositor nor the Trust is, and neither the issuance and sale of the Notes nor the activities of the Trust pursuant to the Indenture will cause the Depositor or the Trust to be, an "investment company" or under the interest of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (xviii) At the Closing Date, the Trust will own (i) the Mortgage Loans listed in Exhibit A to the Sale and Servicing Agreement and (ii) the money or other assets specified or referred to in the granting clauses of the Indenture (to the extent specified therein) as being pledged to the Indenture Trustee at the Closing Date (together, the

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         "Collateral"), free and clear of any liens or encumbrances other than the lien of the Indenture and the Trust Agreement; the Trust has corporate power and authority to assign, pledge and deliver the Collateral to the Indenture Trustee under the Indenture, and will have duly authorized such assignment, pledge and delivery to the Indenture Trustee by all necessary corporate action.

                           (xix) At the Closing Date, each Mortgage Loan listed on Exhibit A to the Sale and Servicing Agreement will have been duly and validly assigned, pledged and delivered to the Indenture Trustee, or its nominee, and together with such assignment, pledge and delivery of each Mortgage Loan, will create as security for repayment of the Notes a valid, perfected first security interest in the Collateral. The information set forth with respect to the Mortgage Loans in Exhibit A to the Sale and Servicing Agreement will be, as of the Closing Date, true and correct in all material respects.

                           (xx) The Trust Agreement (together with the filing of the Certificate of Trust of the Trust with the Secretary of State of the State of Delaware) is effective to establish the Trust as a statutory trust under and pursuant to the laws of the State of Delaware.

                           (xxi) None of the Seller, the Depositor or Redwood Trust is doing business with Cuba.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell, and the Underwriter agrees to purchase from the Depositor, the Notes to be purchased by the Underwriter in the initial Principal Amount and at the purchase price set forth on Schedule 1 annexed hereto (including accrued interest, (a) in the case of interest collections, with respect to the principal

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balance of the Mortgage Loans as of such date, after the close of business on the Cut-off Date and (b) in the case of principal collections and interest collections on Additional Balances (as such term is defined in the Prospectus Supplement) created after the Cut-off Date, after the close of business on the Issue Date.

         3. Delivery and Payment. The Notes shall be delivered at the office, on the date and at the time specified in the Prospectus Supplement, which place, date and time may be changed by agreement between the Underwriter and the Depositor (such date and time of delivery of and payment for the Notes being hereinafter referred to as the "Closing Date"). Delivery of the Notes shall be made to the Underwriter as against its payment of the purchase price therefor to or upon the order of the Trust in immediately available federal funds. The Notes shall be registered in such names and in such denominations as required by book-entry registration not less than two full business days prior to the Closing Date. The Depositor agrees to cause the Notes to be made available for inspection, checking and packaging in New York, New York on the business day prior to the Closing Date.

         4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Notes (except for the sale thereof in exempt transactions) in any state in which the Notes are not exempt from registration under "blue sky" or state securities laws (except where the Notes will have been qualified for offering and sale at your direction under such "blue sky" or state securities laws).

         5. Agreements.

                  (a) The Depositor agrees with the Underwriter that:

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                           (i)      The Depositor will cause the Prospectus to
         be filed with the Commission pursuant to Rule 424(b) under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Mortgage Loans, and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Notes, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Notes or the Trust), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such amendment or request for additional information does not relate to the Notes or the Trust), (iii) of any written notification received by the Depositor of the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, the threatening of any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to Notes or the Trust) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

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                           (ii)     If, at any time when a prospectus relating
         to the Notes is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, the Depositor promptly will notify the Underwriter and will, upon the request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                           (iii)    The Depositor will furnish to the
         Underwriter and counsel to the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Notes is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

                           (iv) The Depositor will, as between itself and the Underwriter, pay all expenses incidental to the performance of the obligations of the Depositor, the Seller or the Redwood Trust under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Transaction Documents and the Notes, (ii) the cost of delivering the Notes to the

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         Underwriter, (iii) the fees charged by securities rating agencies for rating the Notes, (iv) all transfer taxes, if any, with respect to the sale and delivery of the Notes to the Underwriter, (v) the fees and expenses of the Owner Trustee, the Indenture Trustee and the Insurer,
         (vi) any expenses for the qualification of the Notes under "blue sky" or state securities laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey, (vii) all other costs and expenses incidental to the performance by the Depositor, the Seller or the Redwood Trust of their respective obligations hereunder which are not otherwise specifically provided for in this subsection and (viii) the fees of any counsel to the Underwriter, including the fees incurred in connection with the review of the Transaction Documents and the preparation of the Underwriting Agreement and the legal opinions, in excess of $40,000 (it being understood that the Underwriter will pay all fees of any counsel to the Underwriter up to and including $40,000). In addition, it is understood that, except as provided in this paragraph (iv) and in Section 9 hereof, the Underwriter will pay all the following additional expenses:
         (i) any transfer taxes on resale of any of the Notes by it and (ii) any advertising expenses connected with any offers that the Underwriter may make.

                           (v) So long as any Notes are outstanding, upon request of the Underwriter, the Depositor will furnish, or will cause to be furnished, to the Underwriter, as soon as available, a copy of
         (i) the annual statement of compliance prepared by the Servicer pursuant to the Sale and Servicing Agreement, (ii) each report regarding the Notes filed with the Commission under the Exchange Act or mailed to the holders of the Notes and (iii) from time to time, such other information concerning the Notes which

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         may be furnished by the Depositor or the Trustee without undue expense and without violation of applicable law.

                           (vi) The Depositor will file or cause to be filed a current report on Form 8-K for purposes of filing any Computational Materials furnished to the Depositor by the Underwriter prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all Computational Materials so furnished. In addition, the Depositor will file or cause to be filed all reports with respect to the Trust required to be filed under the Exchange Act when the same are required thereby to be so filed.

                           (vii) For a period ending on the Closing Date, the Depositor shall not offer or sell, or announce the offering of, or cause any trust created by the Depositor to offer or sell, or announce the offering of, any mortgage-backed notes or other similar mortgage-related securities, without the prior written consent of the Underwriter.

                  (b) Redwood Trust covenants with the Underwriter and with the Depositor that it shall notify you and the Depositor of the occurrence of any material events respecting the activities, affairs or condition, financial or otherwise, of Redwood Trust and its subsidiaries and, if as a result of any such event it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Redwood Trust will forthwith supply such information to the Depositor as shall be necessary for the Depositor to prepare an amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

         6. Conditions to the Obligations of Underwriter. The obligation of the Underwriter to purchase the Notes to be purchased by it as set forth on Schedule 1 annexed hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Seller, the Depositor and Redwood Trust contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Seller, the Depositor and Redwood Trust made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by the Seller, the Depositor and Redwood Trust of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, any requests for additional information on the part of the Commission (to be included in the Registration Statement or in the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter, and the Prospectus shall have been filed or transmitted for filing with the Commission not later than the time the same is required to be filed or transmitted for filing pursuant to the rules and regulations of the Commission.

                  (b) Each of the Depositor and the Seller shall have furnished to the Underwriter a certificate, dated the Closing Date, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such entity, to the effect that each signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) The representations and warranties made by such entity herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and such entity has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to the knowledge of such officer, have been threatened as of the Closing Date;

                           (iii) Nothing has come to the attention of such officer that would lead such officer to believe that the Prospectus (other than any information included in the Computational Materials and incorporated in the Prospectus by reference, which information (i) is not also otherwise included in the Prospectus Supplement and (ii) is not Seller Mortgage Loan Information) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (iv) Nothing has come to the attention of such officer that would lead such officer to believe that any Seller Mortgage Loan Information (as defined herein) contains any untrue statement of a material fact or, in conjunction with the Prospectus, omits any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Redwood Trust shall have furnished to the Underwriter a certificate, dated the Closing Date, of Redwood Trust, signed by the Chairman of the Board or President and the principal financial or accounting officer of Redwood Trust, to the effect that each signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) The representations and warranties of Redwood Trust herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Redwood Trust has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to the knowledge of such officer, have been threatened as of the Closing Date; and

                           (iii) Nothing has come to the attention of such officer that would lead such officer to believe that the Prospectus (other than any information included in the Computational Materials and incorporated in the Prospectus by reference, which information (i) is not also otherwise included in the Prospectus Supplement and (ii) is not Seller Mortgage Loan Information) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each of the Depositor and the Seller shall have furnished to the Underwriter an opinion, dated the Closing Date, of Tobin & Tobin, special counsel to the Depositor and the Seller, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) Such entity has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of its incorporation and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of such entity; and such entity holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus;

                           (ii) No filing or registration with, notice to, or consent, approval, authorization, order or other action of any governmental agency or body or any court is required for the consummation by such entity of the transactions contemplated by the terms of the Transaction Documents to which it is a party except such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Notes, any recordations of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Indenture) that have not yet been completed and such other approvals as have been obtained;

                           (iii) The issuance, delivery and sale of the Notes to be purchased by the Underwriter pursuant to this Agreement, the execution and delivery of the Transaction Documents by such entity and the consummation of any of the transactions contemplated by the terms of the Transaction Documents do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation or by-laws of such entity, or any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which such entity is a party or by which it or its property is bound, or any statute or any law, decree, order, rule or regulation applicable to such entity of any court, regulatory body, administrative agency or governmental body having jurisdiction over such entity or its properties;

                           (iv) There are no legal or governmental actions, investigations or proceedings pending to which such entity is a party, or, to the best knowledge of such counsel, threatened against the such entity, (A) asserting the invalidity of any Transaction Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Transaction Document, (C) which might materially and adversely affect the performance by such entity of its respective obligations under, or the validity or enforceability of, any Transaction Document or the Notes or
         (D) seeking to affect adversely the Federal income tax attributes of the Notes as described in the Prospectus under the heading "Federal Income Tax Consequences" or the state income tax attributes of the Notes as described in the Prospectus under the heading "State Tax Considerations;"

                           (v)      The Registration Statement and any
         amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto and the Indenture, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act or the TIA, as applicable, and the respective rules and regulations thereunder;

                           (vi) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                           (vii) Each Transaction Document to which such entity is a party has been duly authorized, executed and delivered by such entity and constitutes a valid, legal and binding agreement of such entity enforceable against such entity in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (viii) The direction by the Depositor to the Trust to execute, and cause the Indenture Trustee to authenticate and deliver the Notes has been duly and validly authorized by the Depositor, and the Notes, when authenticated by the Indenture Trustee in the manner anticipated by the Indenture and delivered and paid for by you as provided in this Agreement, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and will be validly issued and outstanding and entitled to the benefits of the Indenture;

                           (ix) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Prospectus;

                           (x) The statements in the Prospectus under the headings "Certain Legal Aspects of the Loans" and "Legal Investment," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                           (xi) The Indenture, when executed and delivered, will have been duly qualified under the TIA; and (xii) Neither the Depositor nor the Trust is required to be registered as an "investment company" under the 1940 Act.

         Such counsel shall also state that nothing has come to its attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to financial and statistical information contained therein.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller, the Depositor and Redwood Trust. Such opinion may be qualified as an opinion only on the laws of the States of New York, California and Delaware and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to you.

                  (e) The Depositor shall have furnished to the Underwriter an opinion, dated the Closing Date, of Chapman and Cutler LLP, special tax counsel to the Depositor, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) the statements in the Prospectus under the heading "Federal Income Tax Consequences", as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect to Federal income tax matters, are correct in all material respects;

                           (ii) the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

                           (iii) the Notes will constitute indebtedness of the Trust for federal income tax purposes.

                  (f) Redwood Trust shall have furnished to the Underwriter an opinion, dated the Closing Date, of Tobin & Tobin, special counsel to Redwood Trust, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) Redwood Trust has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of Redwood Trust; and Redwood Trust holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus;

                           (ii) Each Transaction Document to which Redwood Trust is a party has been duly authorized, executed and delivered by Redwood Trust and constitutes a valid, legal binding agreement of Redwood Trust, enforceable against Redwood Trust in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Redwood Trust of the transactions contemplated by the terms of the Transaction Documents to which Redwood

         Trust is a party except such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Notes, any recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Indenture) that have not yet been completed and such other approvals as have been obtained;

                           (iv) The consummation of any of the transactions contemplated by the terms of the Transaction Documents to which Redwood Trust is a party do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of Redwood Trust, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which Redwood Trust is a party or by which it is bound, or any statute or regulation applicable to Redwood Trust or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over Redwood Trust; and

                           (v) There are no legal or governmental actions, investigations or proceedings pending to which Redwood Trust is a party, or, to the best knowledge of such counsel, threatened against Redwood Trust, (A) asserting the invalidity of any Transaction Document to which Redwood Trust is a party or (B) which might materially and adversely affect the performance by Redwood Trust of its obligations under, or the validity or enforceability of any Transaction Document to which Redwood Trust is a party.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than Redwood Trust, the Seller and the Depositor. Such opinion may be qualified as an opinion only on the laws of the States of Maryland, New York, Delaware and California and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (g) The Owner Trustee shall have furnished to the Underwriter an opinion, dated the Closing Date, of Potter, Anderson & Corroon LLP, counsel to the Owner Trustee, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) The Owner Trustee has been duly organized and is validly existing as a banking corporation duly organized under the laws of the state of Delaware, and is duly qualified to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of the Owner Trustee; and the Owner Trustee holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus;

                           (ii) Each Transaction Document to which the Owner Trustee is a party has been duly authorized, executed and delivered by the Owner Trustee and constitutes a valid, legal binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Owner Trustee of the transactions contemplated by the Transaction Documents to which the Owner Trustee is a party;

                           (iv) The consummation of any of the transactions contemplated by the Transaction Documents do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of the Owner Trustee, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Owner Trustee is a party or by which it is bound, or any statute or regulation applicable to the Owner Trustee or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Owner Trustee; and

                           (v) There are no legal or governmental actions, investigations or proceedings pending to which the Owner Trustee is a party, or, to the best knowledge of such counsel, threatened against the Owner Trustee, (A) asserting the invalidity of any Transaction Document to which the Owner Trustee is a party or (B) which might materially and adversely affect the performance by the Owner Trustee of its obligations under, or the validity or enforceability of any Transaction Document to which the Owner Trustee is a party.

                  Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee. Such opinion may be qualified as an opinion only on the laws of the State Delaware and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (h) The Trust shall have furnished to the Underwriter an opinion, dated the Closing Date, of Potter, Anderson & Corroon LLP, counsel to the Trust, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) The Trust has been duly organized and is validly existing as a statutory trust duly organized under the laws of the state of Delaware;

                           (ii) The Transaction Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust and constitutes a valid, legal and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Trust of the transactions contemplated by the Transaction Documents, except any such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Notes, any recordations of the assignment of the Mortgage Loans to the Trust (to the extent such recordations are required pursuant to the Indenture) that have not yet been completed and such other approvals as have been obtained; and

                           (iv) The consummation of any of the transactions contemplated by the Transaction Documents do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of trust of the Trust, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Trust is a party or by which it is bound, or any statute or regulation applicable to the Trust or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Trust.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trust. Such opinion may be qualified as an opinion only on the laws of the State of Delaware and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                           (i) The Indenture Trustee shall have furnished to the Underwriter an opinion, dated the Closing Date, of Nixon Peabody LLP, counsel to the Indenture Trustee, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i)      The Indenture Trustee has been duly
         organized and is validly existing as a national banking association duly organized under the laws of the United States of America, and is duly qualified to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the condition (financial or otherwise), earnings, regulatory affairs, business affairs, business prospects or properties of the Indenture Trustee; and the Indenture Trustee holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus;

                           (ii) Each Transaction Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a valid, legal binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Indenture Trustee of the transactions contemplated by the terms of the Transaction Documents to which the Indenture Trustee is a party;

                           (iv) The consummation of any of the transactions contemplated by the terms of the Transaction Documents to which the Indenture Trustee is a party do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of the Indenture Trustee, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, or any statute or regulation applicable to the Indenture Trustee or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Indenture Trustee; and

                           (v) There are no legal or governmental actions, investigations or proceedings pending to which the Indenture Trustee is a party, or, to the best knowledge of such counsel, threatened against the Indenture Trustee, (A) asserting the invalidity of any Transaction Document to which the Indenture Trustee is a party or (B) which might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of any Transaction Document to which the Indenture Trustee is a party.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (j) The Servicer shall have furnished to the Underwriter an opinion, dated the Closing Date, of in-house counsel to the Servicer, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) The Servicer has been duly incorporated and is validly existing as corporation under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Servicer is a party has been duly authorized, executed and delivered by the Servicer.

                           (ii) Assuming the Transaction Documents to which the Servicer is a party have been duly authorized, executed and delivered by the parties thereto, other than Servicer, each of the Transaction Documents to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (iii) No consent, approval, authorization or order of, or filing with, any Illinois or federal court or governmental agency or body is required to be obtained or made by the Servicer in connection with the execution and delivery of, performance under, or compliance with, the Transaction Documents to which it is a party, except such as have been made or obtained.

                           (iv)     The execution and delivery of the
         Transaction Documents to which it is a party and the performance and compliance with the terms of such documents by Servicer (a) will not violate its Certificate of Incorporation, Assistant Secretary's Certificate, By-Laws or resolutions, (b) will not conflict with or result in a breach or violation of any Federal or State of Illinois law, rule or regulation presently in effect and applicable to the Servicer where such conflict, breach or violation would have a material adverse effect on the ability of the Servicer to perform its obligations thereunder and (c) will not constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material contract or agreement or other material instrument to which the Servicer is a party.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may be qualified as an opinion only on the laws of the States of Illinois, Delaware and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (k) The Insurer shall have furnished to the Underwriter an opinion, on in-house counsel to the Insurer, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

                           (i) The Insurer has been duly incorporated and is validly existing as a stock insurance corporation under the laws of the State of Wisconsin, and is duly qualified to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands;

                           (ii) The Insurer has full corporate power and authority to execute and deliver the Policy and the Policy has been duly authorized, executed and delivered by the Insurer, and constitutes a legal, valid and binding agreement of the Insurer, enforceable against the Insurer in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and by general principles of equity;

                           (iii) The execution and delivery by the Insurer of the Policy and the Insurer Documents will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or Restated Corporate By-Laws of the Insurer, or to such counsel's knowledge, any material restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a material default under any of the foregoing;

                           (iv) Proceedings legally required for the issuance of the Policy and the execution, delivery and performance of the Insurer Documents have been taken by the Insurer and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy and the other Insurer Documents have been obtained or are not material to the enforceability of the Policy or the Insurer Documents;

                           (v) The Policy is exempt from registration under the Act;

                           (vi) There is no action, suit or proceeding pending against or, to such counsel's knowledge, affecting the Insurer in any court, or before or by any governmental body, which is likely to affect or impair the validity or enforceability of the Policy or the Insurer Documents;

                           (vii) The statements in the Prospectus Supplement under the headings "The Insurer and the Policy" and "The Insurer," to the extent that they constitute summaries of the matters referred to in such opinion, accurately reflect and fairly present the information purported to be shown and, insofar as such statements describe the Insurer, fairly and accurately describe the Insurer; and

                           (viii) The Insurer is authorized to deliver the Insurer Documents, and each of the Insurer Documents has been duly executed and delivered and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein.

         Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Insurer Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer. Such opinion may be qualified as an opinion only on the laws of the State of New York, the insurance laws of the State of Wisconsin and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

                  (l) The Underwriter shall have received copies of any opinions of counsel delivered to the rating agencies set forth in the Prospectus as rating the Notes, including, but not limited to, any "true sale," "non-consolidation" or "perfection" opinions. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

                  (m) The Underwriter shall have received from its counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement and the Prospectus, and such other related matters as you may reasonably require.

                  (n) All of the Transaction Documents shall have been duly executed and delivered.

                  (o) The Depositor's independent accountants, Deloitte & Touche LLP, shall have furnished to the Underwriter a letter or letters addressed to the Underwriter and dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by the Depositor and the Underwriter.

                  (p) The Insurer's independent accountants, KPMG LLC, shall have furnished the Depositor and the Underwriter its consent to the inclusion of its audit report with respect to the

Insurer in the Prospectus Supplement and the reference to it under the heading "Experts" in the Prospectus Supplement.

                  (q) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change in or affecting the earnings, business or properties of Redwood Trust, the Depositor or the Seller which, in your judgment, materially impairs the investment quality of the Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes as contemplated by the Prospectus.

                  (r) The Notes shall be rated not lower than the required ratings set forth under the heading "Ratings" in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Notes has been placed under review (otherwise than for possible upgrading).

                  (s) The Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects satisfactory in form and substance to the Underwriter and its counsel.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or telegraph confirmed in writing.

         7. Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Depositor if, subsequent to the date hereof, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of Redwood Trust or the Depositor shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement.

         8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor, the Seller and Redwood Trust and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Depositor, the Seller or Redwood Trust, and will survive delivery of and payment for the Notes. The provisions of Section 5(a)(iv),
Section 9, Section 12 and Section 13 hereof shall survive the termination or cancellation of this Agreement.

         9. Reimbursement of Underwriter Expenses. If for any reason, other than default by the Underwriter in its obligation to purchase the Notes or termination by the Underwriter pursuant to Section 7 hereof, the Notes are not delivered as provided herein, the Depositor, the Seller and Redwood Trust jointly and severally agree to reimburse the Underwriter for all damages, losses and out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Notes, but the Depositor, the Seller and Redwood Trust shall then be under no further liability to the Underwriter with respect to the Notes, except as provided in Section 5(a)(iv), Section 8, Section 12 or Section 13 hereof.

         10. Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         Computational Materials: Within the meaning of the no-action letter issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter issued by the staff of the Commission on February 17, 1995 to the PSA, tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; proposed structure; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature, which materials are furnished by the Underwriter to prospective investors.

         Seller Mortgage Loan Information: Information relating to the Mortgage Loans furnished by or on behalf of the Depositor or the Seller to the Underwriter, upon which the mathematical calculations reflected in the Computational Materials of the Underwriter are based.

         Spread: The excess, if any, of (i) the purchase prices paid by investors to the Underwriter for the Notes over (ii) the purchase price paid by the Underwriter to the Depositor for the Notes purchased by the Underwriter.

         Underwriter Information: The only written information furnished by or on behalf of the Underwriter to the Depositor specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Underwriter set forth in the Prospectus Supplement in the third to final paragraph on the cover page thereof and the second paragraph under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the Underwriter, furnished to the Depositor and included in the Form 8-K; provided, however, that such Computational Materials shall not include (i) any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information or (ii) any information contained in the Computational Materials that is also otherwise included in the Prospectus Supplement.

         11. Computational Materials. The Underwriter that desires to furnish Computational Materials to investors shall furnish two (2) copies thereof, or deliver by electronic transmission, as applicable, to or at the direction of Tobin & Tobin no later than 3:00 p.m. New York City time on the business day prior to the day on which the Prospectus Supplement is being cleared for printing. In addition, the Underwriter which has so furnished Computational Materials to the Depositor hereby represents as to the materials it has furnished as follows:

                  (a) The Computational Materials so furnished by the Underwriter include all Computational Materials prepared by the Underwriter that:

                           (i) are generated based on assumptions regarding the payment priorities and characteristics of the Notes that is actually issued and purchased by the Underwriter; and

                           (ii) are provided to prospective investors under the following conditions prior to the time of filing of the Prospectus pursuant to Rule 424(b):

                           A. in the case of each prospective investor that has
                  orally indicated to the Underwriter that it will purchase all or a portion of the Notes to which such Computational Materials relate, the Computational Materials relating to the Notes that are sent to such prospective investor; and

                           B. for any other prospective investor, all
                  Computational Materials that are sent to such prospective investor after the structure for the Notes is finalized;

         provided, however, that the Computational Materials so furnished need not include any Computational Materials that relate to abandoned structures or that are furnished to prospective investors prior to the time that the structure of the Notes is finalized where such investors have not indicated to the Underwriter their intention to purchase the Notes described in such Computational Materials.

                  (b) Neither the Depositor nor any of its affiliates participated in the preparation of the Computational Materials other than by supplying the Seller Mortgage Loan Information to the Underwriter.

                  (c) At or prior to the time any Computational Materials are furnished to the Depositor for filing on the Form 8-K, the Underwriter furnishing such Computational Materials will provide to the Depositor a letter, in form and substance reasonably satisfactory to the Depositor and the Underwriter, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such Computational Materials and have found no exceptions, other than such exceptions as are acceptable to the Depositor and the Underwriter. The Underwriter furnishing a letter of the sort described in the preceding sentence will bear the costs and expenses of such letter.

         12. Indemnification. (a) The Depositor, the Seller and Redwood Trust jointly and severally agree to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any revision or amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any revision or amendment thereof or supplement therefore, or
(iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading and further agree to promptly reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him, as incurred, in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that none of the Depositor, the Seller or Redwood Trust shall be liable to a particular Underwriter or any person who controls the Underwriter to the extent that any misstatement or alleged misstatement or omission or alleged omission was (i) made in the Prospectus or the Registration Statement pursuant to

Underwriter Information or (ii) corrected (with such correction delivered to the Underwriter) at least one day prior to the written confirmation of such sale and the Underwriter did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if the Depositor has previously furnished copies thereof to the Underwriter in accordance with the terms of this Agreement. This indemnity agreement will be in addition to any liability that the Depositor, the Seller or Redwood Trust may otherwise have.

                  (b) The Underwriter severally agrees to indemnify and hold harmless the Depositor, Redwood Trust and the Seller, the officers of the Depositor who signed the Registration Statement or any amendment thereof, the directors of the Depositor, and each person who controls the Depositor, Redwood Trust or the Seller within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from the Depositor, the Seller and Redwood Trust to the Underwriter; provided, however, that the Underwriter will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information furnished by the Underwriter to the Depositor or to a prospective investor; and provided, further, that any such omission or alleged omission relating to the Computational Materials included in the Underwriter Information pursuant to the definition thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in the light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 12, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, unless the indemnifying party is materially prejudiced by such failure to notify and in any event shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this
Section 12. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party (including impleaded parties) and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriter in the case of paragraph (a) of this Section 12, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         13. Contribution. If the indemnification provided for in Section 12 is unavailable or insufficient to hold harmless an indemnified party under Section 12, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 12 above in such proportion as is appropriate to reflect the relative benefits received by the Depositor, the Seller and Redwood Trust on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor, the Seller and Redwood Trust on the one hand and the Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor, the Seller and Redwood Trust on the one hand and the Underwriter on the other shall be in such proportion so that the Underwriter is responsible for an amount equal to the Spread, and the Depositor, the Seller and Redwood Trust are responsible for the balance. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Depositor, the Seller or Redwood Trust or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 13. The Underwriter shall not be required to contribute any amount in excess of (x) the Spread of the Underwriter, over (y) the amount of any damages which the applicable Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of the Underwriter to contribute under this Section 13 is several in proportion to the portion of the Spread applicable to it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.

         15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         16. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         17. Notices. All communications hereunder shall be in writing and effective only on receipt and, if sent to the Underwriter, shall be delivered to 1585 Broadway, New York, New York 10036, attention of Steve Shapiro with a copy to 1221 Avenue of the Americas, New York, New York, attention of Michelle Wilke. If such notice is sent to the Depositor, the Seller or Redwood Trust, it shall be delivered to One Belvedere Place, Suite 330, Mill Valley, California 94941, attention of John Isbrandtsen, Vice President.

                                      * * *

         If the foregoing is in accordance with your understanding of our agreement please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among the Depositor, the Seller, Redwood Trust and the Underwriter relating to the Notes.

                                       Very truly yours,

                                       REDWOOD TRUST, INC.

                                       By: _____________________________________
                                           Name: John Isbrandtsen
                                           Title: Vice President

                                       RWT HOLDINGS, INC.,
                                       as Seller

                                       By: _____________________________________
                                           Name: John Isbrandtsen
                                           Title: Vice President

                                       SEQUOIA MORTGAGE FUNDING CORPORATION,
                                       as Depositor

                                       By: _____________________________________
                                           Name: John Isbrandtsen
                                           Title: Vice President

The foregoing Agreement
is hereby confirmed and accepted by:

MORGAN STANLEY & CO. INCORPORATED

By: _____________________________________
    Name:
    Title:

                                   Schedule 1

                                                                    Amount to be
                                                                 purchased by Morgan
Original Principal                         Purchase Price           Stanley & Co.
    Amount(1)         Interest Rate(2)       Percentage             Incorporated
------------------    ----------------     --------------        -------------------
$      317,044,000        Variable            99.8125%           $       317,044,000

--------------
(1)      This balances is approximate, as described in the Prospectus
         Supplement.

(2) The Notes will accrue interest based on adjustable interest rates, as described in the Prospectus Supplement.